EXHIBIT 99.1

AGREEMENT

AGREEMENT, dated this 13th day of July, 2018, by and among iMine Corporation, a Nevada corporation (“iMine”); and GIGAIPC Co., Ltd., a company incorporated under the laws of the Republic of China (“GIGAIPC,” and, together with iMine, the “Parties” and each a “Party”)

W I T N E S S E T H:

WHEREAS, GIGAIPC is collectively referred to as the “Supplier”; and

WHEREAS, iMine has designed a computer system whose purpose is to mine cryptocurrency and has purchased 43 such computer system from GIGAIPC pursuant to purchase orders; and

WHEREAS, iMine has provided the Supplier with the design and specifications for a cryptocurrency mining rig (a “Mining Rig”) and has purchased Mining Rigs from GIGAIPC based upon iMine’s designs and specifications; and

WHEREAS, iMine desires to purchase additional Mining Rigs from Supplier and Supplier desires to sell Mining Rigs only to iMine and its designees; and

WHEREFORE, the Parties do hereby agree as follows:

1. As used in this Agreement, the term “Mining Rig” shall mean any computer server with multiple, but not less than six, high performance graphic processing units, known as a GPUs, dedicated to cryptocurrency mining and minimal configurations on a barebones CPU with a mainboard that can support at least six GPUs. The Parties understand and agree that the definition of Mining Rigs is broader than the Mining Rigs that iMine purchased from Supplier.

2. The Mining Rigs that iMine purchased from GIGAIPC were designed and configured by iMine based on iMine’s knowledge and understanding of the cryptocurrency mining industry and the specific needs of that industry.

3. Supplier recognizes that the concept, design and configuration of the Mining Rig, which uses Supplier’s GPUs and other computer hardware, constitutes valuable intellectual property of iMine. Without limiting the generality of the foregoing, other than those proprietary rights owned by Supplier with respect to Supplier’s products, including its hardware, GPUs and software, any idea, invention, work of authorship, drawing, design, formula, algorithm, utility, tool, pattern, compilation, program, device, method, technique, process, improvement, enhancement, modification, development or discovery relating to the Mining Rigs (hereinafter, collectively, “Invention”), whether or not patentable, or copyrightable, or entitled to legal protection as a trade secret or otherwise, that iMine may conceive or that iMine or Supplier make, develop, create, reduce to practice, or work on, in whole or in part, relating to Mining Rigs shall be owned by iMine. Supplier hereby assigns to iMine, without royalty or any further consideration, Supplier’s entire right, title and interest in and to any such Inventions. At iMine’s request, Supplier shall execute an assignment confirming such action. Notwithstanding the foregoing, any knowledge which Supplier may learn or develop in connection with any Invention may be used by Supplier for computer products other than Mining Rigs without payment of any royalty or further consideration to iMine.

4. iMine agrees that, during the term of this Agreement, iMine will purchase Mining Rigs only from Supplier; provided, however, that in the specifications of any Mining Rigs ordered by iMine, iMine may include components manufactured by a third party if such components are compatible with Supplier’s hardware. Supplier shall sell Mining Rigs to iMine pursuant to a separate supply agreement between Supplier and iMine or, absent a supply agreement, pursuant to purchase orders placed by iMine.

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5. Supplier agrees that, during the term of this Agreement, GIGAIPC will not sell or assist or aid others in selling Mining Rigs to any person other than to iMine or a person authorized in writing by iMine to purchase Mining Rigs from Supplier. In furtherance, and not in limitation, of Supplier’s obligations pursuant to this Section 5, Supplier will not list Mining Rigs (whether categorized as Mining Rigs or otherwise) or refer to cryptocurrency on its website or in its catalogue, descriptive literature or in any bids to prospective customers. Supplier shall refer any inquiries relating to Mining Rigs to iMine.

6. Nothing in Section 5 of this Agreement shall be construed to prohibit Supplier from selling any computers, components or parts which Supplier regularly sells to customers.

7. As used in this Agreement:

(a) The term “sell” shall mean sell, lease, rent or otherwise dispose of, convey or transfer.

(b) The term “person” shall mean an individual, corporation, trust, association, unincorporated association, company, estate, partnership, joint venture, limited liability company or other legal entity, including a governmental entity.

8. This Agreement shall have a term of five years, and shall continue on a year-to-year basis thereafter unless terminated by any Party on not less than 60 days’ written notice prior to the expiration of the initial five year term or any one-year extension.

9. This Agreement constitutes the entire agreement of the Parties as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings, agreements or letters of intent, with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by all Parties in the case of a modification or amendment or by the Party granting the waiver in the case of a waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement.

10. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No delay or omission to exercise any right, power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to any Party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such Party of any other rights or the seeking of any other rights or remedies against any other Party.

11. The Parties to this Agreement are independent contractors and nothing in this Agreement shall be deemed or constructed as creating a joint venture, partnership, agency relationship, franchise, or business opportunity between any of the Parties. No Party, by virtue of this Agreement, will have any right, power, or authority to act or create an obligation, express or implied, on behalf of any other Party. Each Party assumes responsibility for the actions of its personnel and will be solely responsible for their supervision, daily direction and control

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12. Any notice, consent or communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service which provides evidence of delivery or attempted delivery, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier, email or similar means of communication if receipt is acknowledged by the recipient, to the parties at their respective telecopier, email or addresses set forth on the signature page of this Agreement, with notice to the each party being sent to the attention of the individual who executed this Agreement on behalf of the such party; provided, that no notice shall be given by telecopier to any Party if such Party does not include a telecopier number. Notice shall be deemed given on the date of delivery or attempted delivery. Any Party may, by like notice, change the person, address or telecopier number or email to which notice is to be sent.

13. This Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the State of Indiana applicable to contracts executed and to be performed wholly within such State, without regard to principles of conflicts of laws.

14. Any dispute concerning this Agreement or the rights of the parties hereunder shall be submitted to binding arbitration in Indianapolis, Indiana before a single arbitrator under the rules of the American Arbitration Association. The award of the arbitrator shall be final, binding and conclusive on all parties, and judgment on such award may be entered in any court having jurisdiction. The arbitrator shall have the power, in his discretion, to award counsel fees and costs to the prevailing party; provided, that such counsel fees and cost shall be awarded to a Party if such Party prevails on substantially all issued in dispute. The arbitrator shall have no power to modify or amend any express provision of this Agreement.

15. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

16. If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court or arbitrator having jurisdiction may reduce the scope of any provision of this Agreement.

17. No Party hereto shall have the right to assign or transfer any of its rights hereunder except in connection with a merger of consolidation of such Party or a sale by such Party of all or substantially all of its business and assets provided that the successor entity agrees to assume the assigning Party’s obligations pursuant to this Agreement.

18. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs permitted assigns.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first aforesaid.

Address; email	Signature

8520 Allison Point Blvd Ste. 223 #87928	IMINE CORPORATION
Indianapolis, Indiana 46250
Email: danielt@iminecorp.com	By:	/s/ Daniel Tsai
Daniel Tsai, CEO

GIGAIPC CO., LTD.

	By:	/s/ Arthur Chuang
	Name:	Arthur Chuang
	Title:	General Manager

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